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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Key Technology, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-71108 and 33-32396 of Key Technology, Inc. on Form S-8 of our report dated November 6, 1996, appearing in this Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 1996.




DELOITTE & TOUCHE LLP

Portland, Oregon
December 20, 1996




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